Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended
December 31, 2010

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with our liquidity situation; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; risks associated with contingent guaranties by our Operating Partnership; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with management’s focus on asset dispositions, loan defaults, cash generation and general strategic matters; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; and risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2010 with the Securities and Exchange Commission.  We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.

As of December 31, 2010, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 24 properties totaling approximately 15 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 9 million square feet, which accommodates approximately 27,000 vehicles.

As used in this Supplemental Operating and Financial Data package, the term “Properties in Default” refers to our Stadium Towers Plaza, 2600 Michelson, 550 South Hope, 500 Orange Tower and City Tower properties, whose mortgage loans were in default as of December 31, 2010.  We disposed of Park Place II (in third quarter 2010), and 207 Goode and Pacific Arts Plaza (both in fourth quarter 2010), which were previously classified as part of Properties in Default. The results of operations of Park Place II, 207 Goode and Pacific Arts Plaza are now included in discontinued operations for all periods presented.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2010 in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”) in March 2011.  For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Quarterly Highlights (continued)

Asset Dispositions:

In October 2010, we disposed of 207 Goode located in Glendale, California in cooperation with the lender. We received proceeds from this transaction of $22.8 million, net of transaction costs, of which $21.6 million was used to partially repay the $38.2 million construction loan secured by this property. We recorded a $16.6 million gain on settlement of debt as part of discontinued operations as a result of the principal balance forgiven by the lender upon disposition. Our Operating Partnership has no further obligation under the principal repayment guaranty.

On December 10, 2010, we disposed of Pacific Arts Plaza located in Costa Mesa, California. We received proceeds from this transaction of $202.7 million, net of transaction costs, which were used to partially repay the $270.0 million loan secured by this property. We recorded an $81.4 million gain on settlement of debt as part of discontinued operations as a result of the principal balance, and contractual and default interest forgiven by the lender upon disposition.

Subsequent Events:

On January 27, 2011, we disposed of the 500 Orange Center development site located in Orange, California. We received proceeds from this transaction of $4.7 million, net of transaction costs.

On January 31, 2011, 500 Orange Tower was placed in receivership pursuant to our written agreement with the special servicer. The receiver will manage the operations of the property, and we will cooperate in any sale of the property. If the property is not sold within the period specified in the agreement, the special servicer is obligated to acquire the property by either foreclosure or a deed-in-lieu of foreclosure and deliver a general release to us. We have no liability in connection with the disposition of the property other than our legal fees. Upon closing of a sale, we will be released from substantially all liability (except for limited environmental and very remote claims). The receivership order fully insulates us against all potential recourse events that could occur during the receivership period.

Debt:

On October 29, 2010, we extended our mortgage loan secured by Plaza Las Fuentes and the Westin® Pasadena Hotel. This loan is now scheduled to mature on September 29, 2011. We have two one-year extensions remaining on this loan, subject to certain conditions.

As part of the conditions to extend this loan, we made a $9.0 million paydown using a combination of $6.4 million of unrestricted cash and $2.6 million of restricted cash held by the lender. Per the terms of the amended loan, the principal payment amount will be increased to $300.0 thousand per month (previously $200.0 thousand per month). The loan now bears interest at LIBOR plus 3.75% (previously LIBOR plus 3.25%).

Impairment:

During the fourth quarter, we recorded impairment charges totaling $214.6 million, of which $210.1 million has been recorded as part of continuing operations and $4.5 million as part of discontinued operations.

The $210.1 million impairment charge recorded in continuing operations was the result of an impairment analysis performed as of December 31, 2010 that resulted in certain properties being written down to estimated fair value. The $4.5 million impairment charged recorded in discontinued operations was related to the disposition of Pacific Arts Plaza.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel.  (213) 626-3300
Fax  (213) 687-4758

Senior Management

David L. Weinstein	President and Chief Executive Officer	Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Peter K. Johnston	Senior Vice President, Leasing
Peggy M. Moretti	Executive Vice President, Investor and Public Relations
& Chief Administrative Officer

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (866) 668-6550 www.amstock.com	Quarterly results for 2011 will be announced according to the following schedule:
	First Quarter	May 2011
	Second Quarter	August 2011
	Third Quarter	October 2011
	Fourth Quarter	February 2012

Equity Research Coverage

Credit Suisse	Andrew Rosivach	(415) 249-7942
Deutsche Bank Securities, Inc.	Vincent Chao	(212) 250-6799
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Raymond James Associates	Paul Puryear	(727) 567-2253
RBC Capital Markets	Dave Rodgers	(440) 715-2647
Robert W. Baird & Company	David Aubuchon	(314) 863-4235
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts' reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG.  Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2010				2009
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
High price	$3.08	$3.47	$4.60	$3.98	$3.24
Low price	$1.98	$2.25	$2.38	$1.41	$1.20
Closing price	$2.75	$2.50	$2.93	$3.08	$1.51
Dividends per share – annualized	(1)	(1)	(1)	(1)	(1)
Closing dividend yield – annualized	(1)	(1)	(1)	(1)	(1)
Closing common shares and Operating Partnership units outstanding (in thousands)	55,372	54,735	54,686	54,692	54,639
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$152,274	$136,837	$160,229	$168,451	$82,505

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009.  There can be no assurance that we will make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors did not declare a dividend on our Series A Preferred Stock during the three months ended January 31, 2011 and October 31, July 31, April 30 and January 31, 2010.  Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share. As of January 31, 2011, we have missed nine quarterly dividend payments totaling $42.9 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Financial Highlights (unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Income Items:
Revenue (1)	$101,328	$101,913	$100,521	$103,134	$105,558
Straight line rent	1,092	(43)	778	551	609
Fair value lease revenue (2)	3,920	5,942	3,773	4,046	3,702
Lease termination fees	—	2,398	—	18	120
Office property operating margin (3)	61.6%	62.9%	64.5%	65.6%	63.3%
Net (loss) income available to common stockholders	$(138,275)	$(17,860)	$(53,521)	$18,580	$(299,052)
Net (loss) income available to common stockholders – basic and diluted	(2.82)	(0.36)	(1.10)	0.38	(6.17)
Funds from operations (FFO) available to common stockholders (4)	$(103,726)	$(2,440)	$(25,215)	$35,552	$(265,377)
FFO per share – basic (4)	(2.12)	(0.05)	(0.52)	0.73	(5.48)
FFO per share – diluted (4)	(2.12)	(0.05)	(0.52)	0.72	(5.48)
FFO per share before specified items – basic (4)	0.02	—	(0.01)	0.05	0.03
FFO per share before specified items – diluted (4)	0.02	—	(0.01)	0.05	0.03

Ratios:
Interest coverage ratio (5)	(0.78)	1.52	0.78	2.20	(3.43)
Interest coverage ratio before specified items (6)	1.14	1.13	1.08	1.13	1.11
Fixed-charge coverage ratio (7)	(0.71)	1.38	0.71	2.00	(3.13)
Fixed-charge coverage ratio before specified items (8)	1.03	1.03	0.98	1.02	1.01

Capitalization:
Common stock price @ quarter end	$2.75	$2.50	$2.93	$3.08	$1.51
Total consolidated debt	$3,576,493	$3,894,266	$3,992,724	$4,035,451	$4,248,975
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (9)	152,274	136,837	160,229	168,451	82,505
Total consolidated market capitalization	$3,978,767	$4,281,103	$4,402,953	$4,453,902	$4,581,480
Company share of MMO joint venture debt	138,993	160,355	160,510	160,663	160,822
Total combined market capitalization	$4,117,760	$4,441,458	$4,563,463	$4,614,565	$4,742,302
Total consolidated debt / total consolidated market capitalization	89.9%	91.0%	90.7%	90.6%	92.7%
Total combined debt / total combined market capitalization	90.2%	91.3%	91.0%	90.9%	93.0%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	96.2%	96.8%	96.4%	96.2%	98.2%
Total combined debt plus liquidation preference / total combined market capitalization	96.3%	96.9%	96.5%	96.3%	98.3%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Financial Highlights (continued)

__________

(1)
Excludes revenue from discontinued operations of approximately $4.5 million, $10.5 million, $8.8 million, $13.3 million and $19.8 million for the three months ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues). Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 48. For a quantitative reconciliation of the differences between FFO and net (loss) income, see page 16.

(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $(44,217), $87,299, $46,041, $134,085 and $(220,531), respectively, divided by cash paid for interest of $56,353, $57,369, $58,900, $60,894 and $64,351, respectively. Cash paid for interest excludes default interest accrued totaling $10.5 million, $9.9 million, $10.5 million, $10.4 million and $9.3 million related to Properties in Default for the three months ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009, respectively. For a discussion of EBITDA, see page 50. For a quantitative reconciliation of the differences between EBITDA and net (loss) income, see page 19.

(6)
Calculated as Adjusted EBITDA of $64,118, $64,953, $63,594, $68,752 and $71,481, respectively, divided by cash paid for interest of $56,353, $57,369, $58,900, $60,894 and $64,351, respectively. For a discussion of Adjusted EBITDA, see page 50.

(7)	Calculated as EBITDA of $(44,217), $87,299, $46,041, $134,085 and $(220,531), respectively, divided by fixed charges of $62,461, $63,146, $65,042, $67,128 and $70,562, respectively.

(8)	Calculated as Adjusted EBITDA of $64,118, $64,953, $63,594, $68,752 and $71,481, respectively, divided by fixed charges of $62,461, $63,146, $65,042, $67,128 and $70,562, respectively.

(9)
Assumes 100% conversion of the limited partnership units in our Operating Partnership into shares of our common stock. Our limited partners have the right to redeem all or part of their Operating Partnership units at any time. At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Consolidated Balance Sheets (unaudited and in thousands)

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Assets
Investments in real estate	$3,063,186	$3,532,695	$3,630,535	$3,668,916	$3,852,198
Less: accumulated depreciation	(668,328)	(685,244)	(680,262)	(655,892)	(659,753)
Investments in real estate, net	2,394,858	2,847,451	2,950,273	3,013,024	3,192,445

Cash, cash equivalents and restricted cash	189,659	214,073	216,808	229,279	242,718
Rents, deferred rents and other receivables, net	68,237	75,972	77,320	76,510	77,657
Deferred charges, net	105,283	113,315	116,938	122,514	134,952
Other assets	12,975	16,591	16,544	23,892	19,887
Assets associated with real estate held for sale	—	—	—	52,099	—
Total assets	$2,771,012	$3,267,402	$3,377,883	$3,517,318	$3,667,659

Liabilities and Deficit
Liabilities:
Mortgage and other loans	$3,576,493	$3,894,266	$3,992,724	$4,035,451	$4,248,975
Accounts payable, accrued interest payable and other liabilities	196,819	221,184	208,029	191,959	198,052
Acquired below-market leases, net	44,026	49,163	62,618	67,815	77,609
Obligations associated with real estate held for sale	—	—	—	52,656	—
Total liabilities	3,817,338	4,164,613	4,263,371	4,347,881	4,524,636

Deficit:
Stockholders’ Deficit:
Common and preferred stock and additional paid-in capital	702,341	705,862	704,129	703,343	702,361
Accumulated deficit and dividends	(1,594,407)	(1,460,333)	(1,446,663)	(1,397,328)	(1,420,092)
Accumulated other comprehensive loss	(29,079)	(34,582)	(36,422)	(36,727)	(36,289)
Total stockholders’ deficit	(921,145)	(789,053)	(778,956)	(730,712)	(754,020)
Noncontrolling Interests:
Common units of our Operating Partnership	(125,181)	(108,158)	(106,532)	(99,851)	(102,957)
Total deficit	(1,046,326)	(897,211)	(885,488)	(830,563)	(856,977)
Total liabilities and deficit	$2,771,012	$3,267,402	$3,377,883	$3,517,318	$3,667,659

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

MMO Unconsolidated Joint Venture Condensed Balance Sheets (1) (unaudited and in thousands)

	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

Assets

Investments in real estate	$968,931	$1,055,538	$1,051,355	$1,049,896	$1,048,502
Less: accumulated depreciation	(150,943)	(163,204)	(156,142)	(148,632)	(141,230)
Investments in real estate, net	817,988	892,334	895,213	901,264	907,272

Cash and cash equivalents, including restricted cash	18,955	24,751	21,243	21,882	21,415
Rents, deferred rents and other receivables, net	22,701	21,641	21,392	20,535	17,995
Deferred charges, net	27,875	28,309	30,086	31,809	33,953
Other assets	2,474	3,063	3,832	4,697	3,928
Total assets	$889,993	$970,098	$971,766	$980,187	$984,563

Liabilities and Members’ Equity

Mortgage loans	$694,966	$801,776	$802,551	$803,317	$804,110
Accounts payable, accrued interest payable and other liabilities	23,001	32,397	27,619	29,297	26,426
Acquired below-market leases, net	2,762	3,120	3,531	3,980	4,378
Total liabilities	720,729	837,293	833,701	836,594	834,914
Members’ equity	169,264	132,805	138,065	143,593	149,649
Total liabilities and members’ equity	$889,993	$970,098	$971,766	$980,187	$984,563
__________

(1)	We own 20% of the Maguire Macquarie Office (“MMO”) joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Consolidated Statements of Operations (unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Revenue:
Rental	$59,410	$61,139	$61,309	$62,481	$62,543
Tenant reimbursements	24,876	22,436	22,483	23,344	24,761
Hotel operations	5,602	4,867	4,956	5,237	5,565
Parking	9,876	9,559	10,465	10,886	10,740
Management, leasing and development services	1,365	1,281	1,062	961	1,567
Interest and other	199	2,631	246	225	382
Total revenue	101,328	101,913	100,521	103,134	105,558
Expenses:
Rental property operating and maintenance	25,414	23,521	22,619	22,330	25,845
Hotel operating and maintenance	3,779	3,485	3,543	3,747	3,763
Real estate taxes	7,882	8,264	8,062	8,039	7,230
Parking	2,844	2,814	2,747	2,852	2,911
General and administrative	906	8,073	6,517	7,607	10,325
Other expense	1,779	1,530	1,593	1,439	1,335
Depreciation and amortization	28,837	29,412	28,968	30,962	31,243
Impairment of long-lived assets	210,122	—	—	—	118,957
Interest	61,704	61,376	58,037	57,634	59,192
Total expenses	343,267	138,475	132,086	134,610	260,801
Loss from continuing operations before equity in net loss of unconsolidated joint venture and gain on sale of real estate	(241,939)	(36,562)	(31,565)	(31,476)	(155,243)
Equity in net income (loss) of unconsolidated joint venture	304	204	196	201	229
Gain on sale of real estate	—	—	—	16,591	—
Loss from continuing operations	(241,635)	(36,358)	(31,369)	(14,684)	(155,014)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(8,486)	(2,910)	(24,807)	(8,507)	(180,905)
Gains on settlement of debt	97,978	9,030	—	49,121	—
Gain on sale of real estate	—	14,689	—	—	—
Income (loss) from discontinued operations	89,492	20,809	(24,807)	40,614	(180,905)
Net (loss) income	(152,143)	(15,549)	(56,176)	25,930	(335,919)
Net loss (income) attributable to common units of our Operating Partnership	18,634	2,455	7,421	(2,584)	41,633
Net (loss) income attributable to MPG Office Trust, Inc.	(133,509)	(13,094)	(48,755)	23,346	(294,286)
Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)
Net (loss) income available to common stockholders	$(138,275)	$(17,860)	$(53,521)	$18,580	$(299,052)
Basic (loss) income per common share:
Loss from continuing operations	$(4.43)	$(0.73)	$(0.65)	$(0.35)	$(2.89)
Income (loss) from discontinued operations	1.61	0.37	(0.45)	0.73	(3.28)
Net (loss) income available to common stockholders per share	$(2.82)	$(0.36)	$(1.10)	$0.38	$(6.17)
Weighted average number of common shares outstanding	48,981,822	48,874,308	48,692,588	48,534,283	48,463,476

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Consolidated Statements of Discontinued Operations (unaudited and in thousands)

	For the Three Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Revenue:
Rental	$2,464	$3,751	$6,404	$10,166	$15,404
Tenant reimbursements	1,025	1,535	1,879	1,996	2,453
Parking	265	346	417	1,063	1,614
Interest and other	817	4,846	68	84	331
Total revenue	4,571	10,478	8,768	13,309	19,802

Expenses:
Rental property operating and maintenance	1,729	1,908	2,199	3,155	5,136
Real estate taxes	536	928	1,229	1,456	1,794
Parking	207	130	209	348	573
Depreciation and amortization	1,323	2,070	2,677	4,102	6,029
Impairment of long-lived assets	4,457	1,373	17,447	—	171,309
Interest	4,805	6,979	9,708	12,376	15,552
Loss from early extinguishment of debt	—	—	106	379	314
Total expenses	13,057	13,388	33,575	21,816	200,707

Loss from discontinued operations before gains on settlement of debt and sale of real estate	(8,486)	(2,910)	(24,807)	(8,507)	(180,905)
Gains on settlement of debt	97,978	9,030	—	49,121	—
Gains on sale of real estate	—	14,689	—	—	—
Income (loss) from discontinued operations	$89,492	$20,809	$(24,807)	$40,614	$(180,905)

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Consolidated Statements of Operations Related to Properties in Default (1) (unaudited and in thousands)

	For the Three Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Revenue:
Rental	$9,258	$9,869	$9,887	$10,368	$10,711
Tenant reimbursements	2,191	1,537	1,489	1,479	1,238
Parking	702	594	729	773	763
Interest and other	44	46	53	74	181
Total revenue	12,195	12,046	12,158	12,694	12,893

Expenses:
Rental property operating and maintenance	3,511	3,518	3,393	3,148	3,400
Real estate taxes	1,034	1,158	1,134	1,135	912
Parking	232	294	241	237	241
Depreciation and amortization	3,507	3,737	3,728	3,693	4,415
Impairment of long-lived assets	—	—	—	—	75,974
Interest (2)	18,223	17,497	16,217	16,523	17,201
Total expenses	26,507	26,204	24,713	24,736	102,143
Loss from operations related to Properties in Default	$(14,312)	$(14,158)	$(12,555)	$(12,042)	$(89,250)
__________

(1)
Properties in Default include the following: Stadium Towers Plaza, 2600 Michelson, 550 South Hope, 500 Orange Tower and City Tower. As of the date of this report, the mortgage loans on these properties are in default.

(2)
Includes default interest totaling $8.4 million for the three months ended December 31, 2010, default interest totaling $7.0 million and the writeoff of deferred financing costs totaling $0.7 million for the three months ended September 30, 2010, default interest totaling $6.6 million for the three months ended June 30, 2010, and default interest totaling $6.4 million and $5.2 million and the writeoff of deferred financing costs totaling $0.6 million and $2.1 million for the three months ended March 31, 2010 and December 31, 2009, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

MMO Unconsolidated Joint Venture Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Revenue:
Rental	$17,710	$18,471	$18,529	$18,547	$18,975
Tenant reimbursements	6,219	6,056	5,318	5,344	6,581
Parking	1,472	1,516	1,573	1,488	1,586
Interest and other	50	4	20	5	490
Total revenue	25,451	26,047	25,440	25,384	27,632

Expenses:
Rental property operating and maintenance	6,647	5,994	5,849	5,972	6,622
Real estate taxes	2,890	3,345	3,380	3,072	3,360
Parking	422	504	335	364	375
Depreciation and amortization	8,981	8,477	8,939	8,830	9,269
Interest	9,679	9,550	9,456	9,361	9,583
Other	1,343	1,218	1,969	1,263	1,210
Total expenses	29,962	29,088	29,928	28,862	30,419

Loss from continuing operations	(4,511)	(3,041)	(4,488)	(3,478)	(2,787)
Income (loss) from discontinued operations	40,969	(2,219)	(2,030)	(1,587)	(2,840)
Net income (loss)	$36,458	$(5,260)	$(6,518)	$(5,065)	$(5,627)

Company share (1)	$7,292	$(1,052)	$(1,304)	$(1,013)	$(1,126)
Intercompany eliminations	245	256	248	252	281
(Allocated) unallocated losses	(7,233)	1,000	1,252	962	1,074
Equity in net income (loss) of unconsolidated joint venture	$304	$204	$196	$201	$229
_________

(1)	Amount represents our 20% ownership interest in the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Funds from Operations (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Reconciliation of net (loss) income available to common stockholders to funds from operations:
Net (loss) income available to common stockholders		$(138,275)	$(17,860)	$(53,521)	$18,580	$(299,052)

Add:	Depreciation and amortization of real estate assets	30,084	31,406	31,569	34,988	37,186
	Depreciation and amortization of real estate assets – unconsolidated joint venture (1)	1,888	1,823	1,913	1,898	2,251
	Net (loss) income attributable to common units of our Operating Partnership	(18,634)	(2,455)	(7,421)	2,584	(41,633)
	Allocated (unallocated) losses – unconsolidated joint venture (1)	7,233	(1,000)	(1,252)	(962)	(1,074)
Deduct:	Gains on sale of real estate	—	14,689	—	16,591	—
Funds from operations available to common stockholders and unit holders (FFO) (2)		$(117,704)	$(2,775)	$(28,712)	$40,497	$(302,322)
Company share of FFO (3)		$(103,726)	$(2,440)	$(25,215)	$35,552	$(265,377)
FFO per share – basic		$(2.12)	$(0.05)	$(0.52)	$0.73	$(5.48)
FFO per share – diluted		$(2.12)	$(0.05)	$(0.52)	$0.72	$(5.48)
Weighted average number of common shares outstanding – basic		48,981,822	48,874,308	48,692,588	48,534,283	48,463,476
Weighted average number of common and common equivalent shares outstanding – diluted		49,619,851	49,507,077	49,442,240	49,197,833	49,108,575
Weighted average diluted shares and units		56,149,712	56,116,486	56,101,775	55,872,406	55,783,148

Reconciliation of FFO to FFO before specified items: (2)
FFO available to common stockholders and unit holders (FFO)		$(117,704)	$(2,775)	$(28,712)	$40,497	$(302,322)
Add:	Loss from early extinguishment of debt	—	—	106	379	314
	Default interest accrued on Properties in Default	10,533	9,902	10,541	10,363	9,342
	Writeoff of deferred financing costs related to Properties in Default	—	713	—	562	2,769
	1733 Ocean lease termination charge	—	—	—	—	1,432
	Impairment of long-lived assets	214,579	1,373	17,447	—	290,266
	Impairment of long-lived assets – unconsolidated joint venture (1)	572	—	—	—	—
Deduct:	Gains on settlement of debt	97,978	9,030	—	49,121	—
	Gain on settlement of debt – unconsolidated joint venture (1)	8,838	—	—	—	—
FFO before specified items		$1,164	$183	$(618)	$2,680	$1,801
Company share of FFO before specified items (3)		$1,026	$161	$(543)	$2,353	$1,581
FFO per share before specified items – basic		$0.02	$—	$(0.01)	$0.05	$0.03
FFO per share before specified items – diluted		$0.02	$—	$(0.01)	$0.05	$0.03
 __________

(1)	Amount represents our 20% ownership interest in the MMO joint venture.

(2)	For the definition and discussion of FFO and FFO before specified items, see page 48.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 88.1% for the three months ended December 31, 2010, 87.9% for the three months ended September 30, 2010 and 87.8% for all other periods presented.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Adjusted Funds from Operations (1) (unaudited and in thousands)

		For the Three Months Ended
		December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
FFO		$(117,704)	$(2,775)	$(28,712)	$40,497	$(302,322)
Add:	Non-real estate depreciation	76	76	76	76	86
	Straight line ground lease expense	511	511	512	511	512
	Amortization of deferred financing costs	988	1,321	1,298	1,393	1,642
	Unrealized loss due to hedge ineffectiveness	783	1,244	93	80	84
	Default interest accrued on Properties in Default	10,533	9,902	10,541	10,363	9,342
	Writeoff of deferred financing costs related to Properties in Default	—	713	—	562	2,769
	Non-cash stock compensation	(2,502)	1,932	927	945	1,218
	Impairment of long-lived assets	214,579	1,373	17,447	—	290,266
	Loss from early extinguishment of debt	—	—	106	379	314

Deduct:	Gains on settlement of debt	97,978	9,030	—	49,121	—
	Straight line rent	988	(73)	1,029	2,761	4,148
	Fair value lease revenue	3,946	5,988	3,820	4,579	4,406
	Capitalized payments (2)	637	1,004	1,638	2,013	2,148
	Capital lease principal payments	277	251	278	340	342
	Scheduled principal payments on mortgage loans	900	600	940	965	945
	Non-recoverable capital expenditures	347	638	77	199	338
	Recoverable capital expenditures	265	779	607	810	588
	Hotel improvements, equipment upgrades and replacements	661	88	57	68	577
	2nd generation tenant improvements and leasing commissions (3), (4)	3,229	5,123	1,032	1,353	1,290
	MMO joint venture AFFO adjustments (5)	8,829	913	584	723	925
Adjusted funds from operations (AFFO)		$(10,793)	$(10,044)	$(7,774)	$(8,126)	$(11,796)
__________

(1)	For the definition and computation method of AFFO, see page 49. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 19.

(2)	Includes capitalized leasing and development payroll, and capitalized interest.

(3)
Excludes 1st generation tenant improvements and leasing commissions of $0.8 million, $2.8 million, $1.6 million, $1.2 million and $3.8 million for the three months ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009, respectively.

(4)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.2 million, $0.6 million, $0.3 million, $1.0 million and $0.3 million for the three months ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009, respectively.

(5)	Amount represents our 20% ownership interest in the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Adjusted Funds from Operations Related to Properties in Default (1) (unaudited and in thousands)

		For the Three Months Ended
		December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009

FFO		$80,011	$(2,232)	$(24,049)	$(11,712)	$(125,288)
Add:	Amortization of deferred financing costs	—	18	27	26	193
	Writeoff of deferred financing costs	—	713	—	562	2,769
	Default interest accrued	10,533	9,902	10,541	10,363	9,342
	Impairment of long-lived assets	4,457	1,373	10,688	—	111,650

Deduct:	Gains on settlement of debt	97,978	9,030	—	—	—
	Straight line rent	1,114	(151)	—	1,997	2,092
	Fair value lease revenue	1,168	1,624	1,413	1,583	1,757
	Capitalized payments (2)	—	—	939	1,128	1,240
	Non-recoverable capital expenditures	31	—	21	—	1
	Recoverable capital expenditures	—	—	—	—	—
	2nd generation tenant improvements and leasing commissions	—	—	—	7	94
Adjusted funds from operations related to Properties in Default		$(5,290)	$(729)	$(5,166)	$(5,476)	$(6,518)
__________

(1)
For purposes of this schedule, Properties in Default include the following: Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope, 500 Orange Tower, City Tower and 207 Goode.  In July 2010, we disposed of Park Place II, in October 2010, we disposed of 207 Goode and in December 2010, we disposed of Pacific Arts Plaza.

(2)	Includes regular principal payments related to the Park Place II mortgage loan and capitalized interest related to 207 Goode.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2) (unaudited and in thousands)

		For the Three Months Ended
		December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net (loss) income		$(152,143)	$(15,549)	$(56,176)	$25,930	$(335,919)
Add:	Interest expense (3)	66,509	68,355	67,745	70,010	74,744
	Interest expense – unconsolidated joint venture (4)	2,136	2,188	2,166	2,145	2,195
	Depreciation and amortization (5)	30,160	31,482	31,645	35,064	37,272
	Depreciation and amortization – unconsolidated joint venture (4)	1,888	1,823	1,913	1,898	2,251
Deduct:	Unallocated losses from unconsolidated joint venture (4)	(7,233)	1,000	1,252	962	1,074
EBITDA		$(44,217)	$87,299	$46,041	$134,085	$(220,531)
EBITDA		$(44,217)	$87,299	$46,041	$134,085	$(220,531)
Add:	Loss from early extinguishment of debt	—	—	106	379	314
	1733 Ocean lease termination charge	—	—	—	—	1,432
	Impairment of long-lived assets	214,579	1,373	17,447	—	290,266
	Impairment of long-lived assets – unconsolidated joint venture (4)	572	—	—	—	—
Deduct:	Gains on settlement of debt	97,978	9,030	—	49,121	—
	Gain on settlement of debt – unconsolidated joint venture (4)	8,838	—	—	—	—
	Gains on sale of real estate	—	14,689	—	16,591	—
Adjusted EBITDA		$64,118	$64,953	$63,594	$68,752	$71,481
Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities		$4,295	$6,348	$10,966	$436	$4,456
Changes in other assets and liabilities		(10,586)	(9,764)	(16,967)	(6,132)	(13,459)
Non-recoverable capital expenditures		(347)	(638)	(77)	(199)	(338)
Recoverable capital expenditures		(265)	(779)	(607)	(810)	(588)
Hotel improvements, equipment upgrades and replacements		(661)	(88)	(57)	(68)	(577)
2nd generation tenant improvements and leasing commissions (6), (7)		(3,229)	(5,123)	(1,032)	(1,353)	(1,290)
AFFO		$(10,793)	$(10,044)	$(7,774)	$(8,126)	$(11,796)
__________

(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 50.

(2)	For the definition and discussion of AFFO, see page 49.

(3)
Includes interest expense of $4.8 million, $7.0 million, $9.7 million, $12.4 million and $15.6 million for the three months ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009, respectively, related to discontinued operations.

(4)	Amount represents our 20% ownership interest in the MMO joint venture.

(5)
Includes depreciation and amortization of $1.3 million, $2.1 million, $2.7 million, $4.1 million and $6.0 million for the three months ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009, respectively, related to discontinued operations.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $0.8 million, $2.8 million, $1.6 million, $1.2 million and $3.8 million for the three months ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009, respectively.

(7)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.2 million, $0.6 million, $0.3 million, $1.0 million and $0.3 million for the three months ended December 31, September 30, June 30 and March 31, 2010 and December 31, 2009, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Capital Structure

Debt
(in thousands)

		Balance as of
		December 31, 2010

Mortgage and other loans		$3,576,493
Company share of MMO joint venture debt		138,993
Total combined debt		$3,715,486

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)

Common stock	48,925	$134,545
Noncontrolling common units of our Operating Partnership	6,447	17,729
Total common equity	55,372	$152,274
Total consolidated market capitalization		$3,978,767
Total combined market capitalization (2)		$4,117,760
__________

(1)	Value based on the NYSE closing price of $2.75 on December 31, 2010.

(2)	Includes our share of MMO joint venture debt.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Debt Summary (in thousands, except percentages)

	Maturity Date	Principal Amount as of December 31, 2010	% of Debt	Interest Rate as of December 31, 2010 (1)
Floating-Rate Debt
Unsecured term loan (2)	May 1, 2011	$15,000	0.42%	4.01%

Variable-Rate Mortgage Loans:
Plaza Las Fuentes (3)	September 29, 2011	80,100	2.24%	4.01%
Brea Corporate Place (4)	May 1, 2011	70,468	1.97%	2.21%
Brea Financial Commons (4)	May 1, 2011	38,532	1.08%	2.21%
Total variable-rate mortgage loans		189,100	5.29%	2.97%

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower (5)	October 9, 2012	400,000	11.17%	7.16%
Total floating-rate debt		604,100	16.88%	5.77%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	15.36%	5.68%
Two California Plaza	May 6, 2017	470,000	13.12%	5.50%
Gas Company Tower	August 11, 2016	458,000	12.79%	5.10%
777 Tower	November 1, 2013	273,000	7.62%	5.84%
US Bank Tower	July 1, 2013	260,000	7.26%	4.66%
Glendale Center	August 11, 2016	125,000	3.49%	5.82%
801 North Brand	April 6, 2015	75,540	2.11%	5.73%
The City – 3800 Chapman	May 6, 2017	44,370	1.24%	5.93%
701 North Brand	October 1, 2016	33,750	0.94%	5.87%
700 North Central	April 6, 2015	27,460	0.77%	5.73%
Total fixed-rate debt		2,317,120	64.70%	5.45%
Total debt, excluding Properties in Default		2,921,220	81.58%	5.52%

Properties in Default
550 South Hope Street (6)	May 6, 2017	200,000	5.58%	10.67%
City Tower (7)	May 10, 2017	140,000	3.91%	10.85%
500 Orange Tower (8)	May 6, 2017	110,000	3.07%	10.88%
2600 Michelson (9)	May 10, 2017	110,000	3.07%	10.69%
Stadium Towers Plaza (10)	May 11, 2017	100,000	2.79%	10.78%
Total Properties in Default		660,000	18.42%	10.76%

Total consolidated debt		3,581,220	100.00%	6.32%
Debt discount		(4,727)
Total consolidated debt, net		$3,576,493

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Debt Summary (continued)

__________

(1)	The December 31, 2010 one-month LIBOR rate of 0.26% was used to calculate interest on the variable-rate loans.

(2)	This loan bears interest at a variable rate of LIBOR plus 3.75%.

(3)
This loan bears interest at a variable rate of LIBOR plus 3.75%. As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 4.75% during the loan term, excluding extension periods. Two one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(4)
This loan bears interest at a variable rate of LIBOR plus 1.95%. As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods. A one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(5)	This loan bears interest at a variable rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.

(6)
Our special purpose property-owning subsidiary that owns the 550 South Hope property failed to make the debt service payments under this loan that were due beginning on August 6, 2009 and continuing through and including February 6, 2011. The interest rate shown for this loan is the default rate as defined in the loan agreement.

(7)
Our special purpose property-owning subsidiary that owns the City Tower property failed to make the debt service payments under this loan that were due beginning on September 11, 2010 and continuing through and including February 11, 2011. The interest rate shown for this loan is the default rate as defined in the loan agreement.

(8)
Our special purpose property-owning subsidiary that owns the 500 Orange Tower property failed to make the debt service payments under this loan that were due beginning on January 6, 2010 and continuing through and including February 6, 2011. The interest rate shown for this loan is the default rate as defined in the loan agreement.

(9)
Our special purpose property-owning subsidiary that owns the 2600 Michelson property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including February 11, 2011. The interest rate shown for this loan is the default rate as defined in the loan agreement.

(10)
Our special purpose property-owning subsidiary that owns the Stadium Towers Plaza property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including February 11, 2011. The interest rate shown for this loan is the default rate as defined in the loan agreement.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

MMO Joint Venture Debt Summary (in thousands, except percentages)

	Maturity Date	Principal Amount as of December 31, 2010	% of Debt	Interest Rate as of December 31, 2010
Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	39.82%	5.26%
One California Plaza (1)	March 1, 2011	137,071	19.78%	4.73%
San Diego Tech Center	April 11, 2015	133,000	19.19%	5.70%
Cerritos Corporate Center	February 1, 2016	95,000	13.71%	5.54%
Stadium Gateway	February 1, 2016	52,000	7.50%	5.66%
Total fixed-rate debt		693,071	100.00%	5.31%
Debt premium, net of discount		1,895
Total joint venture debt, net		$694,966

Our portion of joint venture debt (2)		$138,993
__________

(1)	This loan matured on March 1, 2011. The MMO joint venture is in discussions with the lender to extend this loan.

(2)	We own 20% of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Debt Maturities (in thousands, except percentages)

	2011	2012	2013	2014	2015	Thereafter	Total
Floating-Rate Debt
Unsecured term loan	$15,000	$—	$—	$—	$—	$—	$15,000

Variable-Rate Mortgage Loans:
Plaza Las Fuentes (1)	80,100	—	—	—	—	—	80,100
Brea Corporate Place (2)	70,468	—	—	—	—	—	70,468
Brea Financial Commons (2)	38,532	—	—	—	—	—	38,532
Total variable-rate mortgage loans	189,100	—	—	—	—	—	189,100

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower	—	400,000	—	—	—	—	400,000
Total floating-rate debt	204,100	400,000	—	—	—	—	604,100

Fixed-Rate Debt
Wells Fargo Tower	—	—	—	—	—	550,000	550,000
Two California Plaza	—	—	—	—	—	470,000	470,000
Gas Company Tower	—	—	—	—	—	458,000	458,000
777 Tower	—	—	273,000	—	—	—	273,000
US Bank Tower	—	—	260,000	—	—	—	260,000
Glendale Center	—	—	—	—	—	125,000	125,000
801 North Brand	—	—	—	—	75,540	—	75,540
The City – 3800 Chapman	—	—	—	—	—	44,370	44,370
701 North Brand	—	—	—	—	—	33,750	33,750
700 North Central	—	—	—	—	27,460	—	27,460
Total fixed-rate debt	—	—	533,000	—	103,000	1,681,120	2,317,120
Total debt, excluding Properties in Default	204,100	400,000	533,000	—	103,000	1,681,120	2,921,220
Debt discount	—	—	(1,854)	—	—	(2,873)	(4,727)
Total debt, excluding Properties in Default, net	204,100	400,000	531,146	—	103,000	1,678,247	2,916,493

Properties in Default (3)
550 South Hope Street	—	—	—	—	—	200,000	200,000
City Tower	—	—	—	—	—	140,000	140,000
500 Orange Tower	—	—	—	—	—	110,000	110,000
2600 Michelson	—	—	—	—	—	110,000	110,000
Stadium Towers Plaza	—	—	—	—	—	100,000	100,000
Total Properties in Default	—	—	—	—	—	660,000	660,000
Total consolidated debt, net	$204,100	$400,000	$531,146	$—	$103,000	$2,338,247	$3,576,493
Weighted average interest rate, excluding Properties in Default	3.05%	7.16%	5.27%	—%	5.73%	5.49%	5.52%
Weighted average interest rate, Properties in Default	—%	—%	—%	—%	—%	10.76%	10.76%
Weighted average interest rate, consolidated	3.05%	7.16%	5.27%	—%	5.73%	6.98%	6.32%
__________

(1)	Two one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(2)	A one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(3)
Amounts shown in the table above for Properties in Default reflect contractual maturity dates per the loan agreements. The actual settlement dates for these loans will depend upon when the properties are disposed of either by the Company or the special servicers, as applicable.  Management does not intend to settle these amounts with unrestricted cash. We expect that these amounts will be settled in a non-cash manner at the time of disposition.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

MMO Joint Venture Debt Maturities (in thousands, except percentages)

	2011	2012	2013	2014	2015	Thereafter	Total
Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	$—	$—	$—	$—	$276,000	$—	$276,000
One California Plaza	137,071	—	—	—	—	—	137,071
San Diego Tech Center	—	—	—	—	133,000	—	133,000
Cerritos Corporate Center	1,054	1,330	1,406	1,486	1,570	88,154	95,000
Stadium Gateway	—	—	—	—	—	52,000	52,000
	138,125	1,330	1,406	1,486	410,570	140,154	693,071
Debt premium, net of discount	—	—	—	—	1,895	—	1,895
Total joint venture debt, net	$138,125	$1,330	$1,406	$1,486	$412,465	$140,154	$694,966
Weighted average interest rate	4.74%	5.54%	5.54%	5.54%	5.40%	5.58%	5.31%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Same Store Analysis (unaudited and in thousands, except percentages)

	For the Three Months Ended December 31, (1)			For Year Ended December 31, (1)
	2010	2009	% Change	2010	2009	% Change
Total Same Store Portfolio
Number of properties	14	14		14	14
Square feet as of December 31	9,462,683	9,400,279		9,462,683	9,400,279
Percentage of wholly-owned Office Portfolio	100.0%	100.0%		100.0%	100.0%
Weighted average leased percentage (2)	83.5%	85.5%		83.8%	85.8%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$82,060	$85,454	(4.0)%	$331,782	$341,612	(2.9)%
Operating expenses	31,358	31,427	(0.2)%	117,887	121,382	(2.9)%
Other expense	1,264	1,264	—%	5,055	5,055	—%
Net operating income	$49,438	$52,763	(6.3)%	$208,840	$215,175	(2.9)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$79,416	$83,028	(4.4)%	$318,737	$327,745	(2.7)%
Operating expenses	31,358	31,427	(0.2)%	117,887	121,382	(2.9)%
Other expense	743	743	—%	2,971	2,971	—%
Net operating income	$47,315	$50,858	(7.0)%	$197,879	$203,392	(2.7)%
__________

(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default and our joint venture properties.

(2)	Represents weighted average leased amounts for the Same Store Portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Portfolio Overview

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	17	1991	100%	1,349,169	1,349,169	10.42%	94.6%	$34,714,332	$34,714,332	$27.21
US Bank Tower	1	53	1989	100%	1,431,808	1,431,808	11.06%	57.9%	19,213,753	19,213,753	23.18
Wells Fargo Tower	2	56	1982	100%	1,400,531	1,400,531	10.82%	94.3%	29,195,403	29,195,403	22.10
Two California Plaza	1	61	1992	100%	1,327,835	1,327,835	10.26%	81.9%	22,200,125	22,200,125	20.41
KPMG Tower	1	20	1983	100%	1,147,421	1,147,421	8.87%	94.3%	25,748,139	25,748,139	23.79
777 Tower	1	34	1991	100%	1,014,665	1,014,665	7.84%	79.6%	17,802,586	17,802,586	22.03
One California Plaza	1	26	1985	20%	1,022,876	204,575	7.90%	76.6%	16,513,312	3,302,662	21.07
Total LACBD Submarket	8	267			8,694,305	7,876,004	67.17%	82.7%	165,387,650	152,177,000	23.01

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	396,000	396,000	3.06%	93.8%	8,619,616	8,619,616	23.20
801 North Brand	1	29	1987	100%	282,788	282,788	2.19%	82.3%	4,726,445	4,726,445	20.32
701 North Brand	1	13	1978	100%	131,129	131,129	1.01%	97.2%	2,284,960	2,284,960	17.94
700 North Central	1	12	1979	100%	134,168	134,168	1.04%	66.7%	1,550,940	1,550,940	17.34
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	1.49%	100.0%	5,489,026	5,489,026	28.45
Total Tri-Cities Submarket	8	67			1,137,043	1,137,043	8.79%	89.2%	22,670,987	22,670,987	22.36

Cerritos Office Submarket:
Cerritos – Phase I	1	1	1999	20%	221,968	44,394	1.71%	100.0%	6,317,209	1,263,442	28.46
Cerritos – Phase II	1	—	2001	20%	104,567	20,913	0.81%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	2.52%	100.0%	8,799,630	1,759,926	26.95

Total Los Angeles County	18	335			10,157,883	9,078,354	78.48%	84.0%	$196,858,267	$176,607,913	$23.08

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Portfolio Overview (continued)

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Office Properties
Orange County
Central Orange Submarket:
3800 Chapman	1	2	1984	100%	158,767	158,767	1.23%	75.9%	$2,642,465	$2,642,465	$21.94
Stadium Gateway	1	7	2001	20%	272,826	54,565	2.10%	72.2%	4,246,922	849,384	21.57
Total Central Orange Submarket	2	9			431,593	213,332	3.33%	73.5%	6,889,387	3,491,849	21.71

Other:
Brea Corporate Place	2	22	1987	100%	329,904	329,904	2.55%	73.9%	3,637,037	3,637,037	14.91
Brea Financial Commons	3	2	1987	100%	165,540	165,540	1.28%	90.7%	3,035,782	3,035,782	20.23
Total Other	5	24			495,444	495,444	3.83%	79.5%	6,672,819	6,672,819	16.94

Total Orange County	7	33			927,037	708,776	7.16%	76.7%	$13,562,206	$10,164,668	$19.07

San Diego County
Sorrento Mesa Submarket:
San Diego Tech Center	11	25	1984/1986	20%	645,591	129,118	4.99%	82.3%	$10,420,508	$2,084,102	$19.61
Total San Diego County	11	25			645,591	129,118	4.99%	82.3%	$10,420,508	$2,084,102	$19.61

Other
Denver, CO – Downtown Submarket:
Wells Fargo Center – Denver	1	40	1983	20%	1,212,205	242,441	9.37%	92.5%	$22,629,529	$4,525,906	$20.18
Total Other	1	40			1,212,205	242,441	9.37%	92.5%	$22,629,529	$4,525,906	$20.18

Total Office Properties	37	433			12,942,716	10,158,689	100.00%	84.2%	$243,470,510	$193,382,589	$22.35
Effective Office Properties					10,158,689			83.9%			$22.69

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Portfolio Overview (continued)

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Properties in Default
550 South Hope Street	1	35	1991	100%	565,738	565,738		81.5%	$8,798,418	$8,798,418	$19.09
2600 Michelson	1	22	1986	100%	309,659	309,659		60.5%	3,335,903	3,335,903	17.80
Stadium Towers Plaza	1	20	1988	100%	258,575	258,575		46.2%	2,372,663	2,372,663	19.86
500 Orange Tower	3	31	1987	100%	335,898	335,898		69.0%	4,085,995	4,085,995	17.63
City Tower	1	24	1988	100%	412,839	412,839		78.2%	7,264,599	7,264,599	22.50
Total Properties in Default	7	132			1,882,709	1,882,709		70.3%	$25,857,578	$25,857,578	$19.55

Total Office and Properties in Default					14,825,425	12,041,398		82.4%
Effective Office and Properties in Default					12,041,398			81.8%

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin® Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Office, Properties in Default and Hotel Properties					15,091,425	12,307,398

Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					5,457,967	3,965,609	15,917	11,469	$33,519,537	$28,810,754	$2,512
Off-Site Garages					1,714,435	1,714,435	5,729	5,729	9,453,388	9,453,388	1,650
Properties in Default					1,626,436	1,626,436	5,425	5,425	2,807,752	2,807,752	518
Total Parking Properties					8,798,838	7,306,480	27,071	22,623	$45,780,677	$41,071,894	1,815

Total Office, Properties in Default, Hotel and Parking Properties					23,890,263	19,613,878

__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2010. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2010.

(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2010 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Portfolio Geographic Distribution (Excluding Properties in Default) (1)

__________

(1)	The Portfolio Geographic Distribution is based on effective net rentable square feet for our Office Properties and includes our pro-rata share of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Portfolio Overview — Leased Rates and Weighted Average Remaining Lease Term

	Ownership ( % )	Weighted Average Remaining Lease Term (in years)
			% Leased
			Q4 2010	Q3 2010	Q2 2010	Q1 2010	Q4 2009
Office Properties
Gas Company Tower	100%	8.6	94.6%	92.6%	92.5%	92.5%	92.5%
US Bank Tower	100%	4.9	57.9%	57.5%	54.3%	62.2%	62.2%
Wells Fargo Tower	100%	4.3	94.3%	94.4%	94.3%	94.1%	94.5%
Two California Plaza	100%	4.1	81.9%	82.0%	83.9%	83.8%	84.3%
KPMG Tower	100%	8.0	94.3%	93.9%	93.8%	93.9%	94.0%
777 Tower	100%	5.1	79.6%	77.4%	75.3%	75.6%	92.0%
One California Plaza	20%	4.6	76.6%	76.5%	76.5%	76.2%	76.5%
Glendale Center	100%	3.6	93.8%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	2.0	82.3%	82.3%	81.7%	81.4%	82.3%
701 North Brand	100%	3.6	97.2%	97.2%	97.2%	97.2%	97.2%
700 North Central	100%	3.0	66.7%	73.4%	73.4%	75.5%	75.5%
Plaza Las Fuentes	100%	7.4	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos – Phase I	20%	3.8	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos – Phase II	20%	5.4	100.0%	100.0%	100.0%	100.0%	100.0%
3800 Chapman	100%	4.4	75.9%	75.9%	75.9%	75.9%	75.9%
Stadium Gateway	20%	4.4	72.2%	72.2%	88.0%	88.0%	88.0%
Brea Corporate Place	100%	3.0	73.9%	73.3%	71.6%	71.6%	64.1%
Brea Financial Commons	100%	3.3	90.7%	90.7%	90.7%	90.7%	90.7%
San Diego Tech Center	20%	3.6	82.3%	78.5%	79.3%	80.0%	79.7%
Wells Fargo Center – Denver	20%	6.5	92.5%	92.0%	92.4%	91.7%	92.2%
Total Office Properties		5.4	84.2%	83.7%	83.7%	84.5%	85.8%
Effective Office Properties (1)		5.5	83.9%	83.6%	83.1%	84.3%	85.9%

Properties in Default
550 South Hope Street	100%	5.3	81.5%	82.0%	80.7%	82.7%	83.0%
2600 Michelson	100%	3.1	60.5%	60.5%	72.2%	67.5%	67.7%
Stadium Towers Plaza	100%	2.4	46.2%	46.2%	45.0%	48.9%	57.4%
500 Orange Tower	100%	4.1	69.0%	69.1%	67.2%	67.9%	69.9%
City Tower	100%	2.1	78.2%	78.2%	80.0%	79.8%	82.2%
Total Properties in Default		3.7	70.3%	70.4%	71.8%	72.3%	74.5%
Total Office Properties and Properties in Default		5.2	82.4%	82.0%	82.2%	83.0%	84.4%
Total Effective Office Properties and Properties in Default		5.2	81.8%	81.5%	81.4%	82.4%	84.1%
__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Major Tenants — Office Properties (Excluding Properties in Default)

	Tenant	Number of Locations	Annualized Rent (1)	% of Annualized Rent	Leased Square Feet	% of Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$18,417,787	9.5%	527,916	6.2%	142	A
2	Wells Fargo Bank (3)	2	7,482,534	3.9%	385,759	4.5%	46	AA-
3	Bank of America (3)	5	5,070,752	2.6%	223,006	2.6%	29	A+
4	AT&T (3)	4	4,469,539	2.3%	180,349	2.1%	35	A-
5	US Bank, National Association	2	4,030,442	2.1%	157,488	1.8%	53	AA-
6	Disney Enterprises	1	3,706,960	1.9%	163,444	1.9%	66	A
7	Home Depot	1	2,327,207	1.2%	99,706	1.2%	29	BBB+
8	FNMA (Fannie Mae)	1	2,295,250	1.2%	61,655	0.7%	86	AAA
9	American Home Assurance	1	1,953,024	1.0%	112,042	1.3%	32	A+
10	Raytheon	1	1,561,471	0.8%	78,056	0.9%	34	A-
	Total Rated / Weighted Average (3), (4)		51,314,966	26.5%	1,989,421	23.2%	70
	Total Investment Grade Tenants (3)		$68,034,853	35.2%	2,781,517	32.6%

	Nationally Recognized
11	Latham & Watkins LLP	2	9,422,841	4.9%	397,991	4.7%	143	3rd Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	1	6,464,056	3.3%	268,268	3.1%	83	14th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,085,290	2.6%	290,588	3.4%	51	Largest US Accounting Firm
14	Marsh USA, Inc.	1	4,319,801	2.2%	210,722	2.5%	88	World’s Largest Insurance Broker
15	Morrison & Foerster LLP	1	3,885,728	2.0%	138,776	1.6%	33	21st Largest US Law Firm
16	Munger, Tolles & Olson LLP	1	3,786,763	2.0%	165,019	1.9%	134	132nd Largest US Law Firm
17	Sidley Austin LLP	1	3,747,128	1.9%	192,457	2.3%	156	6th Largest US Law Firm
18	KPMG LLP	1	3,688,892	1.9%	175,971	2.1%	42	4th Largest US Accounting Firm
19	PricewaterhouseCoopers LLP	1	2,990,625	1.5%	160,784	1.9%	29	3rd Largest US Accounting Firm
20	Bingham McCutchen LLP	1	2,673,095	1.4%	104,712	1.2%	25	24th Largest US Law Firm
	Total Nationally Recognized / Weighted Average (3), (4)		46,064,219	23.7%	2,105,288	24.7%	87
	Total Nationally Recognized Tenants (3)		82,364,541	42.6%	3,737,958	43.9%
	Total / Weighted Average (3), (4)		$97,379,185	50.2%	4,094,709	47.9%	79
	Total Investment Grade or Nationally Recognized Tenants (3)		$150,399,394	77.8%	6,519,475	76.5%
__________

(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of December 31, 2010, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of December 31, 2010. Rankings of law firms are based on total gross revenue in 2009 as reported by American Lawyer Media’s LAW.com.

(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.

(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Portfolio Tenant Classification Description (Excluding Properties in Default) (1), (2)

__________

(1)	Percentages are based upon effective leased square feet.

(2)	Classifications are based on the “North American Industrial Classification System” (NAICS).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Lease Expirations — Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,090,766	18.4%
2011	1,206,664	10.6%	$27,779,971	13.4%	$23.02	$23.14
2012	707,668	6.2%	16,074,168	7.8%	22.71	23.77
2013	1,836,797	16.2%	41,193,645	19.9%	22.43	24.07
2014	784,949	6.9%	15,359,754	7.4%	19.57	22.14
2015	949,146	8.4%	19,612,429	9.5%	20.66	22.67
2016	467,828	4.1%	9,628,795	4.7%	20.58	20.04
2017	1,025,212	9.0%	22,361,458	10.8%	21.81	23.61
2018	473,182	4.2%	10,736,667	5.2%	22.69	28.18
2019	276,736	2.5%	6,299,794	3.0%	22.76	29.04
2020	318,570	2.8%	6,518,616	3.2%	20.46	27.60
Thereafter	1,207,874	10.7%	31,152,890	15.1%	25.79	30.87
	11,345,392	100.0%	$206,718,187	100.0%	$22.34	$24.75

Leases Expiring in the Next 4 Quarters:

1st Quarter 2011	197,994	1.7%	$3,863,258	1.9%	$19.51	$19.56
2nd Quarter 2011 (3)	254,868	2.2%	5,494,142	2.6%	21.56	21.58
3rd Quarter 2011	267,897	2.4%	5,757,027	2.8%	21.49	21.60
4th Quarter 2011	485,905	4.3%	12,665,544	6.1%	26.07	26.26
	1,206,664	10.6%	$27,779,971	13.4%	$23.02	$23.14
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Lease Expirations — Wholly Owned Portfolio Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,495,617	16.0%
2011	870,090	9.3%	$21,216,374	11.8%	$24.38	$24.48
2012	628,527	6.7%	14,389,243	8.0%	22.89	23.88
2013	1,416,894	15.1%	31,320,450	17.4%	22.11	23.60
2014	584,216	6.2%	12,060,070	6.7%	20.64	23.12
2015	864,639	9.2%	18,321,519	10.1%	21.19	23.12
2016	357,311	3.8%	8,167,992	4.5%	22.86	21.43
2017	966,147	10.3%	21,470,868	11.9%	22.22	23.99
2018	427,396	4.6%	10,073,755	5.6%	23.57	28.71
2019	261,836	2.8%	6,010,138	3.3%	22.95	29.59
2020	314,390	3.3%	6,475,704	3.6%	20.60	27.73
Thereafter	1,187,147	12.7%	30,837,630	17.1%	25.98	31.14
	9,374,210	100.0%	$180,343,743	100.0%	$22.89	$25.41

Leases Expiring in the Next 4 Quarters:

1st Quarter 2011	99,691	1.1%	$1,930,207	1.1%	$19.36	$19.36
2nd Quarter 2011 (3)	148,012	1.6%	3,298,171	1.8%	22.28	22.28
3rd Quarter 2011	217,867	2.3%	4,685,845	2.6%	21.51	21.64
4th Quarter 2011	404,520	4.3%	11,302,151	6.3%	27.94	28.07
	870,090	9.3%	$21,216,374	11.8%	$24.38	$24.48
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Lease Expirations — Wholly Owned Portfolio Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	595,149	30.2%
2011	336,574	17.1%	$6,563,597	24.9%	$19.50	$19.67
2012	79,141	4.0%	1,684,926	6.4%	21.29	22.90
2013	419,903	21.3%	9,873,196	37.4%	23.51	25.62
2014	200,733	10.2%	3,299,684	12.5%	16.44	19.30
2015	84,507	4.3%	1,290,911	4.9%	15.28	17.97
2016	110,517	5.6%	1,460,803	5.5%	13.22	15.56
2017	59,065	3.0%	890,590	3.4%	15.08	17.45
2018	45,786	2.3%	662,911	2.5%	14.48	23.19
2019	14,900	0.8%	289,656	1.1%	19.44	19.44
2020	4,180	0.2%	42,912	0.2%	10.27	17.40
Thereafter	20,727	1.0%	315,258	1.2%	15.21	15.00
	1,971,182	100.0%	$26,374,444	100.0%	$19.17	$21.01

Leases Expiring in the Next 4 Quarters:

1st Quarter 2011	98,303	5.0%	$1,933,051	7.3%	$19.66	$19.76
2nd Quarter 2011 (3)	106,856	5.4%	2,195,971	8.3%	20.55	20.60
3rd Quarter 2011	50,030	2.6%	1,071,182	4.1%	21.41	21.41
4th Quarter 2011	81,385	4.1%	1,363,393	5.2%	16.75	17.27
	336,574	17.1%	$6,563,597	24.9%	$19.50	$19.67
___________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Lease Expirations — Properties in Default (1)

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

Available	560,069	29.7%
2011	274,663	14.6%	$5,576,590	21.6%	$20.30	$20.42
2012	127,624	6.8%	2,671,310	10.3%	20.93	21.99
2013	234,390	12.5%	5,804,057	22.4%	24.76	27.00
2014	187,651	10.0%	2,990,543	11.6%	15.94	18.56
2015	120,767	6.4%	1,943,780	7.5%	16.10	18.19
2016	66,581	3.5%	932,565	3.6%	14.01	15.65
2017	154,159	8.2%	2,845,678	11.0%	18.46	20.75
2018	77,268	4.1%	1,510,536	5.8%	19.55	25.76
2019	54,084	2.9%	1,177,964	4.6%	21.78	26.88
2020	4,180	0.2%	42,912	0.2%	10.27	17.40
Thereafter	21,273	1.1%	361,643	1.4%	17.00	27.52
	1,882,709	100.0%	$25,857,578	100.0%	$19.55	$21.62

Leases Expiring in the Next 4 Quarters:

1st Quarter 2011	73,533	3.9%	$1,511,443	5.9%	$20.55	$20.68
2nd Quarter 2011 (4)	88,179	4.7%	1,788,860	6.9%	20.29	20.31
3rd Quarter 2011	61,826	3.3%	1,276,109	4.9%	20.64	20.64
4th Quarter 2011	51,125	2.7%	1,000,178	3.9%	19.56	19.96
	274,663	14.6%	$5,576,590	21.6%	$20.30	$20.42
__________

(1)
All Properties in Default are located in Orange County, except for 550 South Hope, which is located in the LACBD.  Currently, there are 104,729 square feet available for lease at 550 South Hope, with 52,101 square feet, 52,251 square feet, 22,708 square feet, 63,435 square feet, 42,264 square feet and 228,250 square feet scheduled to expire in 2011, 2012, 2013, 2014, 2015 and thereafter, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Lease Expirations — MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	520,303	15.0%
2011	267,284	7.7%	$5,053,888	8.1%	$18.91	$18.96
2012	322,168	9.3%	6,910,820	11.1%	21.45	21.84
2013	244,215	7.0%	5,589,097	8.9%	22.89	25.12
2014	794,661	22.8%	17,146,471	27.4%	21.58	24.04
2015	336,825	9.7%	5,758,110	9.2%	17.10	20.01
2016	162,432	4.7%	3,647,772	5.8%	22.46	19.38
2017	21,019	0.6%	429,595	0.7%	20.44	24.94
2018	95,242	2.7%	1,962,575	3.1%	20.61	28.58
2019	—	—%	—	—%	—	—
2020	544,249	15.6%	11,914,754	19.0%	21.89	30.01
Thereafter	171,635	4.9%	4,196,819	6.7%	24.45	29.97
	3,480,033	100.0%	$62,609,901	100.0%	$21.15	$24.24

Leases Expiring in the Next 4 Quarters:

1st Quarter 2011	34,939	1.0%	$661,923	1.1%	$18.95	$19.05
2nd Quarter 2011 (3)	18,197	0.5%	197,373	0.3%	10.85	10.85
3rd Quarter 2011	43,838	1.3%	1,007,525	1.6%	22.98	22.98
4th Quarter 2011	170,310	4.9%	3,187,067	5.1%	18.71	18.77
	267,284	7.7%	$5,053,888	8.1%	$18.91	$18.96
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Leasing Activity — Total Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended Decmber 31, 2010	% Leased	For the Three Months Ended Decmber 31, 2010	% Leased

Leased Square Feet as of September 30, 2010	12,864,947	80.4%	10,426,676	80.8%
Disposition – Quintana Campus	(129,494)		(25,899)
Disposition – Pacific Arts Plaza	(589,469)		(589,469)
Revised Leased Square Feet	12,145,984	81.9%	9,811,308	81.5%
Expirations	(376,321)	(2.5)%	(215,411)	(1.8)%
New Leases	304,444	2.1%	196,792	1.6%
Renewals	140,249	0.9%	53,883	0.5%
Leased Square Feet as of December 31, 2010	12,214,356	82.4%	9,846,572	81.8%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.63
New / Renewed Rate per Square Foot				$17.55
Percentage Change				(14.9)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.82
New / Renewed Rate per Square Foot				$17.74
Percentage Change				(10.5)%

Weighted Average Lease Term – New (in months)				66
Weighted Average Lease Term – Renewal (in months)				46
__________
(1)    Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)    Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)    Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2011.
(4)    Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Leasing Activity — Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended Decmber 31, 2010	% Leased	For the Three Months Ended Decmber 31, 2010	% Leased

Leased Square Feet as of September 30, 2010, Los Angeles Central Business District	7,579,314	82.0%	6,961,434	82.5%
Expirations	(88,218)	(1.0)%	(88,218)	(1.0)%
New Leases	133,114	1.4%	123,952	1.5%
Renewals	24,310	0.2%	24,310	0.2%
Leased Square Feet as of December 31, 2010, Los Angeles Central Business District	7,648,520	82.6%	7,021,478	83.2%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.00
New / Renewed Rate per Square Foot				$20.19
Percentage Change				0.9%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.43
New / Renewed Rate per Square Foot				$21.36
Percentage Change				9.9%

Weighted Average Lease Term – New (in months)				76
Weighted Average Lease Term – Renewal (in months)				89
__________
(1)    Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)    Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)    Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2011.
(4)    Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Leasing Activity — Orange County

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended Decmber 31, 2010	% Leased	For the Three Months Ended Decmber 31, 2010	% Leased

Leased Square Feet as of September 30, 2010, Orange County	2,290,242	66.5%	2,029,168	70.1%
Disposition – Quintana Campus	(129,494)		(25,899)
Disposition – Pacific Arts Plaza	(589,469)		(589,469)
Revised Leased Square Feet	1,571,279	70.0%	1,413,800	69.8%
Expirations	(39,480)	(1.8)%	(39,480)	(1.9)%
New Leases	41,083	1.9%	41,083	2.0%
Renewals	—	—%	—	—%
Leased Square Feet as of December 31, 2010, Orange County	1,572,882	70.1%	1,415,403	69.9%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.66
New / Renewed Rate per Square Foot				$12.14
Percentage Change				(41.2)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.93
New / Renewed Rate per Square Foot				$10.15
Percentage Change				(49.1)%

Weighted Average Lease Term – New (in months)				42
Weighted Average Lease Term – Renewal (in months)				—
__________
(1)    Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)    Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)    Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2011.
(4)    Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Tenant Improvements and Leasing Commissions (Excluding Properties in Default) (1), (2), (3)

	For the Three Months Ended				For the Year Ended December 31,
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	2010	2009	2008
Renewals (4)
Number of leases	9	10	12	15	46	79	130
Square feet	53,883	679,270	52,298	128,017	913,468	554,506	664,524
Tenant improvement costs per square foot (5)	$14.82	$26.60	$2.73	$0.98	$20.95	$9.09	$13.95
Leasing commission costs per square foot	$5.56	$12.59	$9.91	$5.71	$11.06	$6.11	$5.53
Total tenant improvements and leasing commissions
Costs per square foot	$20.38	$39.19	$12.64	$6.69	$32.01	$15.20	$19.48
Costs per square foot per year	$4.19	$3.51	$2.00	$2.29	$3.42	$2.60	$4.36

New/Modified Leases (6)
Number of leases	14	13	24	13	64	83	163
Square feet	175,728	210,168	160,837	60,832	607,565	617,522	1,115,055
Tenant improvement costs per square foot (5)	$11.01	$9.06	$9.57	$12.34	$10.09	$19.36	$41.97
Leasing commission costs per square foot	$7.11	$4.38	$8.54	$5.28	$6.36	$6.19	$10.11
Total tenant improvements and leasing commissions
Costs per square foot	$18.12	$13.44	$18.11	$17.62	$16.45	$25.55	$52.08
Costs per square foot per year	$3.08	$3.30	$2.71	$3.73	$3.07	$3.73	$5.98

Total
Number of leases	23	23	36	28	110	162	293
Square feet	229,611	889,438	213,135	188,849	1,521,033	1,172,028	1,779,579
Tenant improvement costs per square foot (5)	$11.90	$22.46	$7.89	$4.64	$16.61	$14.50	$31.51
Leasing commission costs per square foot	$6.74	$10.65	$8.87	$5.57	$9.18	$6.15	$8.40
Total tenant improvements and leasing commissions
Costs per square foot	$18.64	$33.11	$16.76	$10.21	$25.79	$20.65	$39.91
Costs per square foot per year	$3.30	$3.49	$2.54	$2.92	$3.32	$3.24	$5.60
__________

(1)	Excludes activity related to Properties in Default for the three months ended December 31, September 30, June 30 and March 31, 2010, and December 31 and September 30, 2009.

(2)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.

(3)	Tenant improvement and leasing commission information reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.

(4)	Does not include retained tenants that have relocated to new space or expanded into new space.

(5)	Tenant improvements include improvements and lease concessions.

(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Historical Capital Expenditures — Office Properties (1)

	For the Three Months Ended				For the Year Ended December 31,
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	2010	2009	2008
Consolidated
Non-recoverable capital expenditures (2)	$347,137	$638,277	$77,061	$198,539	$1,261,014	$2,952,146	$10,571,743
Total square feet	11,345,392	12,128,283	12,238,456	12,493,247	11,345,392	12,956,305	15,498,637
Non-recoverable capital expenditures per square foot	$0.03	$0.05	$0.01	$0.02	$0.11	$0.23	$0.68

Unconsolidated
Non-recoverable capital expenditures (3)	$61,196	$44,496	$24,764	$163,122	$293,578	$295,925	$220,946
Total square feet (4)	630,699	711,006	710,985	710,985	630,699	710,922	635,670
Non-recoverable capital expenditures per square foot	$0.10	$0.06	$0.03	$0.23	$0.47	$0.42	$0.35

Consolidated
Recoverable capital expenditures (5)	$265,280	$778,924	$606,870	$810,181	$2,461,255	$1,388,207	$1,197,266
Total square feet	11,345,392	12,128,283	12,238,456	12,493,247	11,345,392	12,956,305	15,498,637
Recoverable capital expenditures per square foot	$0.02	$0.06	$0.05	$0.06	$0.22	$0.11	$0.08

Unconsolidated
Recoverable capital expenditures (3), (5)	$729	$6,561	$—	$4,992	$12,282	$18,610	$30,524
Total square feet (4)	630,699	711,006	710,985	710,985	630,699	710,922	635,670
Recoverable capital expenditures per square foot	$—	$0.01	$—	$0.01	$0.02	$0.03	$0.05
_________

(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of disposition will be footnoted separately.

(2)
For 2008, excludes $6.4 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $6.1 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus.

(3)	Amount represents our 20% ownership interest in our MMO joint venture.

(4)	The square footage of Cerritos Corporate Center Phases I and II is deducted from the total square feet amount as the tenants pay for all capital expenditures.

(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

	For the Three Months Ended December 31,			For the Year Ended December 31,
Westin® Hotel, Pasadena, CA	2010	2009	Percent Change	2010	2009	Percent Change

Occupancy	72.5%	69.8%	3.9%	72.2%	70.5%	2.4%

Average daily rate	$155.74	$162.57	(4.2)%	$153.52	$157.74	(2.7)%

Revenue per available room (REVPAR)	$112.95	$113.44	(0.4)%	$110.78	$111.21	(0.4)%

Hotel net operating income	$1,823,135	$1,800,881	1.2%	$6,107,825	$6,558,996	(6.9)%

Hotel Historical Capital Expenditures

	For the Three Months Ended December 31,		For the Year Ended December 31,
Westin® Hotel, Pasadena, CA	2010	2009	2010	2009	2008

Hotel improvements and equipment replacement	$661,176	$577,035	$874,246	$1,003,384	$699,531

Total hotel revenue	$5,602,956	$5,563,913	$20,662,203	$20,622,570	$26,615,726

Hotel improvements as a percentage of hotel revenue	11.8%	10.4%	4.2%	4.9%	2.6%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Development Pipeline

		As of December 31, 2010
	Location	Developable Square Feet (1)	Structured Parking Square Feet	Type of Planned Development
Unencumbered Development Properties
Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	266,000	Office
Glendale Center – Phase II	Glendale, CA	264,000	158,000	Mixed Use
Total Los Angeles County		1,194,000	424,000

Orange County
Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	784,000	Office, Mixed Use
500 Orange Center (3)	Orange, CA	900,000	960,000	Office
City Tower II (4)	Orange, CA	465,000	696,000	Office
Total Orange County		1,915,000	2,440,000

San Diego County
San Diego Tech Center (5), (6)	Sorrento Mesa, CA	1,320,000	1,674,000	Office
Total		4,429,000	4,538,000

Development Properties Encumbered by Defaulted Mortgages
Orange County
2600 Michelson (7)	Irvine, CA	270,000	154,000	Office
Stadium Tower II (8)	Anaheim, CA	282,000	367,000	Office
Total		552,000	521,000

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Development Pipeline (continued)

__________

(1)	The developable square feet presented represents the office, retail, hotel and residential footages that we estimate can be developed on the referenced property.

(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange. This development site was sold in January 2011.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(5)	Land held for development was not contributed to our joint venture with Charter Hall Group.

(6)	The third phase contemplates the demolition of 120,000 square feet of existing space.

(7)	This development site is currently in receivership, along with the 2600 Michelson office building.

(8)	This development site is currently in receivership, along with the Stadium Towers Plaza office building.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net (loss) income (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net (loss) income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

As of December 31, 2010, the mortgage loans on the following properties were in default: Stadium Towers Plaza, 500 Orange Tower and City Tower in Central Orange County, 2600 Michelson in Irvine and 550 South Hope in Downtown Los Angeles.  We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements.  We have excluded default interest accrued on Properties in Default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale.  Management views these charges as costs to complete the disposition of the related properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable.  In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net (loss) income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2010

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.